Exhibit (N)(4)
POWER OF ATTORNEY
The undersigned directors of COUNTRY Investors Life Assurance Company, an Illinois stock insurance company (the “Company”), hereby constitute and appoint James M. Jacobs and David A. Magers, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to registration number 333-106757 under the Securities Act of 1933 and registration number 811-21394 under the Investment Company Act of 1940 with respect to any insurance or annuity contracts: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and him or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.
IN WITNESS WHEREOF, the undersigned has hereto set his or her hand on the date set forth below.

NAME	DATE

/s/ Philip Nelson
Philip Nelson	December 20, 2010

/s/ Richard Guebert Jr
Richard Guebert Jr	December 20, 2010

/s/ Michael Kenyon
Michael Kenyon	December 20, 2010

/s/ Charles Cawley
Charles Cawley	December 20, 2010

/s/ Wayne Anderson
Wayne Anderson	December 20, 2010

/s/ Brad Temple
Brad Temple	December 20, 2010

/s/ Scott Halpin
Scott Halpin	December 20, 2010

/s/ Randy Poskin
Randy Poskin	December 20, 2010

/s/ David Meiss David Meiss	December 20, 2010

/s/ David Serven David Serven	December 20, 2010

NAME	DATE

/s/ Terry Pope
Terry Pope	December 20, 2010

/s/ Dale Hadden
Dale Hadden	December 20, 2010

/s/ Troy Uphoff
Troy Uphoff	December 20, 2010

/s/ Chris Hausman
Chris Hausman	December 20, 2010

/s/ Richard Ochs
Richard Ochs	December 20, 2010

/s/ Steve Hosselton
Steve Hosselton	December 20, 2010

/s/ Chad Schutz
Chad Schutz	December 20, 2010

/s/ Darryl Brinkmann
Darryl Brinkmann	December 20, 2010

/s/ J.C. Pool
J.C. Pool	December 20, 2010

/s/ James Anderson
James Anderson	December 20, 2010